UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018
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XERIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38536	20-3352427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

180 N. LaSalle Street, Suite 1810 Chicago, Illinois 60601 (Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company is defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definite Agreement.

On August 13, 2018, Xeris Pharmaceuticals, Inc. (the “Company”) and SHL Pharma, LLC (“SHL”) entered into a Product Supply Agreement (the “SHL Agreement”) for the manufacture and assembly of an auto-injector drug delivery device (the “Device”) used by the Company in its lead product candidate, the Glucagon Rescue Pen. The SHL Agreement is effective as of August 1, 2018. The Devices subject to the SHL Agreement are developed pursuant to a Joint Development Agreement between the Company and Scandinavian Health Limited, an affiliate of SHL, entered into on January 29, 2016.

Pursuant to the SHL Agreement, the Company is obligated to submit to SHL non-binding annual forecasts and monthly rolling forecasts (of which a portion includes a binding period) for supply of the Device and assembly services. The Company agreed to purchase the Devices in an assembled form at a specified price per unit in U.S. dollars, subject to adjustment from time to time, including due to changes in costs and assembly and changes in price indices. The initial term of the SHL Agreement is five years from the effective date and can be renewed for multi-year terms unless either party provides required advance written notice. The SHL Agreement also contains customary provisions relating to, among others, termination, limitations of liability, confidentiality and indemnity obligations.

The foregoing description of the SHL Agreement is qualified in its entirety by reference to the full text of the SHL Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xeris Pharmaceuticals, Inc.

Date: August 17, 2018	/s/ Barry M. Deutsch
Barry M. Deutsch
Chief Financial Officer